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                                                                    EXHIBIT 21.1



             SUBSIDIARIES OF PMR CORPORATION, A DELAWARE CORPORATION
                              AS OF JULY 15, 2000:


NAME                                                       STATE
----                                                       -----
Neuroscience Pharmaceutical Network, Inc.                  Delaware

InfoScriber Corporation                                    Delaware

Psychiatric Management Resources, Inc.                     California

Collaborative Care, Inc.                                   California

Collaborative Care Corporation                             Tennessee

Business Office Solutions Corporation                      Delaware